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EXHIBIT 4.1 SECURITYHOLDERS AGREEMENT

                           SECURITYHOLDERS AGREEMENT

    This Securityholders Agreement is made as of December 1, 1999, by and among On2.com Inc. (the "Company"), a Colorado corporation having its principal address at 375 Greenwich Street, 4(th) Floor, New York, NY 10013, and those persons named in Schedule A to this Agreement (collectively, the "Holders"). Certain capitalized terms used in this Agreement without definition shall have the meanings given them in Section 13.

                                    PREAMBLE

    Each of the Holders is (a) the Holder of record of shares of Common Stock,
(b) the Holder of record of one or more Common Stock Warrants or (c) the Holder of record of shares Series A Preferred.

    Prior to the Merger, certain of the Holders held shares of common stock of, or warrants to acquire shares of common stock of Duck.

    Each of the Holders designated as a "Former Duck Holder" on Schedule A (the "Former Duck Holders") voted in favor of or consented to the Merger.

    Pursuant to the Merger Agreement, on June 16, 1999 ACAC merged with and into Duck and each of the outstanding shares of common stock of Duck was converted into 0.889334306 shares of the Common Stock.

    The Merger Agreement also provided that each Holder of warrants to acquire shares of Duck's common stock would exchange those warrants for certain Common Stock Warrants in the ratio provided therein.

    Section 2.6 of the Merger Agreement provided that the Company would, on or prior to the ninetieth day after the closing of the Merger, file a registration statement with the Commission to register for resale to the public shares of the Common Stock owned by the Former Duck Holders, shares of Common Stock underlying the Common Stock Warrants and shares of the Common Stock underlying the Series A Preferred, as well as shares of the Common Stock underlying options issued to former holders of options to acquire common stock of Duck, on or prior to the ninetieth day after the closing of the Merger.

    Pursuant to the MetaVisual Registration Rights Agreement, the Company has granted certain rights to the persons who are parties thereto to register shares of Common Stock held by them.

    Pursuant to the Berlin Registration Rights Agreement, the Company has granted certain rights to the persons who are parties thereto to register shares of Common Stock held by them.

    NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holders agree as follows:

    1.  RESTRICTIONS ON TRANSFERABILITY. During the Term, except as permitted by
Section 3.1 or 3.2, no Holder may Sell any Restricted Securities, whether or not for value, except in compliance with the terms and conditions of this Agreement, regardless of whether the intended Sale is permitted pursuant to Rule 144 or is otherwise exempt from the registration requirements of the Securities Act. At such time as the Restricted Securities cease to be Restricted Securities under the terms of this Agreement, the provisions of this Agreement shall no longer apply to any securities that theretofore were Restricted Securities

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    2.  RESTRICTIVE LEGEND.

        2.1. SHARES OF COMMON STOCK. Each certificate representing Restricted Securities that are shares of Common Stock shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THESE SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

           THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE SECURITYHOLDERS AGREEMENT (THE "SECURITYHOLDERS AGREEMENT"), DATED AS OF DECEMBER 1, 1999, AMONG CERTAIN SECURITYHOLDERS OF THE CORPORATION. A COPY OF THE SECURITYHOLDERS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE CORPORATION.

        2.2. SHARES OF PREFERRED STOCK. Each certificate representing Restricted Securities that are shares of Series A Preferred shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THESE SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

           THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE SECURITYHOLDERS AGREEMENT (THE "SECURITYHOLDERS AGREEMENT"), DATED AS OF DECEMBER 1, 1999, AMONG CERTAIN SECURITYHOLDERS OF THE CORPORATION. A COPY OF THE SECURITYHOLDERS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE CORPORATION.

        2.3. STOP TRANSFER INSTRUCTIONS. The Holders consent to the Company's making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Agreement.

    3.  NOTICE AND OTHER REQUIREMENTS OF TRANSFER.

        3.1.  PERMITTED SALES. During the Term, a Holder may Sell Restricted
    Securities:

           a.  the intended Sale is permitted or required by Section 10;

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           b.  a registration statement under the Securities Act covering such proposed sale is effective, and the Holder Sells in accordance with such registration statement;

           c. (i) if the proposed Sale is, for value, including Sales made in a private offering by both the Company and certain of its stockholders scheduled to occur in December 1999 and the first quarter of 2000, or is a Sale to which the provisions of clauses a, b, d, and e of this Section do not apply, such Holder has notified the Company of the proposed Sale and has furnished the Company with a detailed statement of the circumstances surrounding the proposed Sale including the name and address of the buyer and identifying the Restricted Securities with respect to which such rights are being assigned, and (ii) the buyer, as a condition to the effectiveness of such Sale, has executed a counterpart of this Agreement expressly assuming the obligations of a Holder under this Agreement; and, if the Company requests, such Holder shall also furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Sale does not require registration of such Securities under the Securities Act;

           d. (i) if the proposed Sale is a transfer by gift, or other transfer by a Holder to a member of the Holder's Immediate Family to which the provisions of clause e of this Section 3 does not apply, and (ii) the donee or other transferee, as a condition to the effectiveness of such Sale, has executed a counterpart of this Agreement expressly assuming the obligations of a Holder under this Agreement; or

           e. (i) if the proposed Sale is a transfer to a spouse or former spouse pursuant to an agreement of separation or divorce approved by a court of competent jurisdiction, and (ii) the transferee, as a condition to the effectiveness of such Sale, has executed a counterpart of this Agreement expressly assuming the obligations of a Holder under this Agreement.

           f.  (i) if the proposed Sale is a transfer to an Affiliate, and
       (ii) the Affiliate transferee, as a condition to the effectiveness of such Sale, has executed a counterpart of this Agreement expressly assuming the obligations of a Holder under this Agreement.

           3.2. SALES UNDER RULE 144. In addition to Section 3.1, during the period commencing on June 15, 2000 and ending on the last day of the Term, each Holder may Sell up to an aggregate of 25% (rounded to the nearest whole share) of the shares of Common Stock that are Restricted Securities as of the date of this Agreement if and only if such sales are made in full compliance with Rule 144.

    4.  PIGGYBACK REGISTRATION.

        4.1. NOTICE TO HOLDERS REQUIRED. If at any time during the Term the Company shall determine to register any shares of Common Stock for its own account or the account of any of the Holders, other than (a) a transaction relating solely to the sale of convertible debt instruments, (b) a registration on Form S-4 or S-8 or another form not available for registering the Restricted Securities for sale to the public or (c) any registration comprised in whole or in substantial part of shares underlying stock options granted by the Company or its predecessor, the Company will give to the Holders notice as soon as practicable prior to filing the registration statement and include in such registration all the Restricted Securities specified in one or more written requests which have been made within 15 days after receipt of such written notice from the Company by any of the Holders, except as set forth in Section 4.2.

        4.2. REGISTERED PUBLIC OFFERING INVOLVING AN UNDERWRITING. If the registration is for a registered public offering involving an underwritten offering, the Company shall so advise each Holder as a part of the written notice given pursuant to Section 4.1. In such event, the right of each Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Restricted Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute his securities through such underwriting, such

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    Holder shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Restricted Securities to be included in the underwriting or may limit the number of Restricted Securities to be included in such registration. The Company shall so advise each of the Holders, and the number of shares of Restricted Securities and other securities that may be included in the registration and underwriting shall be allocated among such Holder and other holders of Common Stock that hold rights granted by the Company to cause shares of Common Stock held by them to be included in such registration or underwriting, in proportion, as nearly as practicable, to the respective amounts of Restricted Securities held by each Holder and each other such holder that are requested to be included in the registration or underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to any Holders to the nearest one hundred shares. If any of the Holders disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company. Any Restricted Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        4.3. OTHER REGISTRATION RIGHTS. Each of the Holders acknowledges and agrees that (a) pursuant to the Berlin Registration Rights Agreement and the MetaVisual Registration Rights Agreement, certain holders of Common Stock are entitled to participate on a pro rata basis in registration of Common Stock that may occur pursuant to Section 4.1 and (b) the Company may from time to time grant comparable registration rights to other persons in order to facilitate business transactions which the Company determines to be in its best interest.

        4.4. LOCKUP AGREEMENTS. In consideration for the Company's performance of its obligations under this Agreement, if any Restricted Securities of such Holder are included in a registration under Section 4.2, each Holder will at the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree not to sell any Restricted Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time as the underwriters may specify.

    5. NONPUBLIC INFORMATION. Notwithstanding any other provision of this Agreement, the Company's obligation to file a registration statement under
Section 4.1, or to cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days (and for periods not exceeding, in the aggregate, 180 days in any 12-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

    6. EXPENSES OF REGISTRATION. The Company will bear all reasonable expenses incurred in connection with registrations pursuant to Section 4, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and independent accountants for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars' fees, but the Company will not pay underwriters' fees, discounts or commissions relating to the Restricted Securities or any fees or expenses of legal counsel for any or all of the Holders.

    7. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Holders participating therein advised in writing as to the initiation of each registration and as to the completion thereof.

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    8.  INDEMNIFICATION.

        8.1. INDEMNITY BY THE COMPANY. If the Company registers any Restricted Securities under the Securities Act pursuant to Section 4, the Company will indemnify and hold harmless the Holders of such Restricted Securities thereunder, each underwriter of such Restricted Securities thereunder and each other person, if any, who controls any Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holders, underwriter or controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Holders, each of their respective officers, directors and partners, and each person controlling any of the Holders, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to any Holder to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company or to an underwriter by an instrument duly executed by such Holder specifically for use therein.

        8.2. INDEMNITY BY THE HOLDERS. Each Holder will, if Restricted Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each officer who signs the registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred by them in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, that the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holders, shall be liable under this Section 8.2 shall not in any event exceed the proceeds (net of underwriting discounts and commissions) received by such Holder from the sale of Restricted Securities sold by such Holder in such registration.

        8.3. NOTICE BY THE INDEMNIFIED PARTY. Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party

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    (whose approval shall not be unreasonably withheld), and the Indemnified
    Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

        8.4. UNDERWRITING AGREEMENT. Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Restricted Securities included in the public offering; provided, that if, as a results of this Section 8.4, the Holders, and any persons controlling such Holders is held liable for an amount which exceeds the aggregate proceeds received by such Holders from the sale of Restricted Securities included in a registration, as provided in
    Section 8.2, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse any such Holders for such Excess Liability.

        8.5. CONTRIBUTION. If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount that any Holder shall be obligated to contribute pursuant to this Section 8.5 shall be limited to an amount equal to the proceeds to such Holder of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

        8.6. SURVIVAL OF INDEMNITY. The indemnification provided by this Section shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the Term.

    9.  HOLDER'S COOPERATION.

        9.1. INFORMATION REGARDING HOLDERS. Each of the Holders shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration referred to herein.

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    9.2.  OBLIGATIONS OF THE HOLDERS.  Each of the Holders holding shares included in the registration will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of the period during which the Company is obligated to keep any registration statement filed under Section 4 current and effective as required by applicable law, the Holders holding shares of Restricted Securities included in the registration shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares of Restricted Securities covered by such registration statement that remain unsold, and each of the Holders shall notify the Company of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Company.

10. SALES OF PROPORTIONATE PERCENTAGES OF SHARES.

    10.1.  TAG ALONG RIGHTS.

        a. If during the Term any Holder or Holders of more than 33 1/3% of the Common Stock proposes to Sell (as such term is defined in Section 10.3) in a single transaction or a series of related transactions an aggregate number of shares of Stock which represents more than 33 1/3% of the issued and outstanding shares of Stock (other than to any Affiliates of such Holders), such Holders (the "Selling Holders") shall comply with the provisions set forth in Sections 10.1a through 10.1e. For all purposes of this Section, Warrantholders and Series A Stockholders shall be deemed to hold the shares of the Common Stock underlying their Common Stock Warrants and Series A Preferred, as applicable.

        b. Prior to effecting any Sale limited by Section 10.1a, the Selling Holders shall notify the Company of the proposed sale pursuant to this Section (which notice shall set forth the terms and conditions of such proposed Sale in reasonable detail), and offer each other Holder (the "Other Holders") by such notice the right to participate in the Sale on the terms set out in the notice. The Company shall promptly send copies of the notice to each of the Other Holders. Each Other Holder may elect to participate in the contemplated Sale by notifying the Company within ten business days after receipt of the Company's notice to them, specifying the number of shares of the Common Stock that such Other Holder elects to Sell, which Sale shall be on the same terms and conditions (including purchase price) available to the Selling Holders. Each Other Holder may elect to Sell in the contemplated transaction up to a number of shares of the Common Stock equal to the product obtained by multiplying the number of shares of the Common Stock which the Other Holder owns by a fraction, the numerator of which shall be the number of shares of the Common Stock that the Selling Holders propose to Sell, and the denominator of which shall be the aggregate number of shares of the Common Stock that are held by Selling Holders. If the Other Holders and Selling Holders (singularly, a "Selling Party", and, collectively, the "Selling Parties") determine to sell in the aggregate more than the total number of shares of the Common Stock than the Selling Holders' buyer or buyers wish to purchase, then each Selling Party shall be entitled to sell to the buyer or buyers that number of shares of the Common Stock to be so purchased by the buyer or buyers from the Selling Parties multiplied by a fraction, the numerator of which is the number of shares of the Common Stock such Selling Party elects to Sell and the denominator of which is the aggregate number of shares of the Common Stock which all Other Holders have determined to Sell.

        c. Each Other Holder electing to do so shall participate in a Sale to the Selling Holders' buyer or buyers pursuant to this Section. All shares of the Common Stock proposed to be sold by each of the Other Holders shall be sold free and clear of all liens, claims and encumbrances of any kind.

        d. The exercise or nonexercise of the rights of the Other Holders under this Section shall not adversely affect any right of any Other Holder to participate in subsequent Sales by the Selling Holders that satisfy the conditions specified in this Section.

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        e.  Any sale or transfer made pursuant to this Section shall be consummated within 90 days of the expiration of the Selling Holders' sale notice.

    10.2.  BRING ALONG RIGHTS.

        a. If during the Term Selling Holders shall intend to Sell or exchange in a business combination or otherwise, in a single transaction or in a series of related transactions, all the Common Stock owned by them in a bona fide arm's length transaction with a third party that desires to purchase not less than 80% of the Common Stock, such Selling Holders shall have the right to require that (X) the Holders other than the Selling Holders (the "Noninitiating Holders") Sell the same proportion of their shares of the Common Stock held as of the date of this Agreement in the same transaction at the same price and on the same terms and conditions applicable to the Selling Holders and (Y) if stockholder approval of the transaction is required, that each Noninitiating Holder shall vote his shares in favor thereof.

        b. Each Noninitiating Holder shall participate in a Sale to the Selling Holders' buyer or buyers pursuant to this Section 10.2. All the Common Stock proposed to be sold by each Noninitiating Holder shall be sold free and clear of all liens, claims and encumbrances of any kind.

    10.3. DEFINITION OF SELL/SALE. For all purposes of Section 10, a "Sale" shall include a merger, consolidation or similar combination, exchange, sale of assets followed by a liquidation, or any disposition for cash, marketable securities, or debt obligations, or a combination thereof; provided, that a "Sale" shall not include a public offering of shares to be registered under the Securities Act.

    11. RELEASE OF THE COMPANY, ITS DIRECTORS AND OFFICERS. Each Holder hereby releases and discharges the Company, its directors and officers from any and all claims, demands, damages, debts, liabilities, accounts, obligations, costs, expenses, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, choate or inchoate, whether arising before or after the date of this Agreement (a) arising under the Merger Agreement and relating to any registration, sale or other transfer of shares of capital stock or other securities of the Company or Duck or (b) in any other way relating to any registration, sale or other transfer of shares of capital stock or other securities of the Company or Duck, except in either case for those obligations of the Company which are expressly set forth above in this Agreement.

    12. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective when executed by Holders owning at least 66 2/3% of the Restricted Securities.

    13. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

           a. "ACAC" means Applied Capital Acquisition Corp., a Delaware corporation.

           b. "Affiliate" has the meaning given it in Rule 405 under the Securities Act.

           c. "Berlin Registration Rights Agreement" means the Registration Rights Agreement, dated November 11, 1999, between the Company and the persons named therein.

           d. "Commission" shall mean the U. S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

           e. "Common Stock" shall mean shares of the Company's Common Stock, no par value.

           f. "Common Stock Warrants" mean warrants to purchase shares of the Common Stock.

           g. "Duck" means The Duck Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company.

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           h.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

           i. "Holders" shall mean the persons named in Schedule I to this Agreement and any other person who holds Restricted Securities and who has assumed the obligations of this Agreement pursuant to clauses c, d, and e of Section 3.

           j. "Immediate Family" means the spouse, parent, child or grandchild or a Holder of a trust exclusively for the exclusive benefit of spouse, children or grandchildren of such Holder.

           k. "Merger" means the merger transaction contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of
       June 9, 1999, by and among the Company, Applied Capital Acquisition Corp. ("ACAC") and Duck.

           l. "Merger Agreement" means the Agreement and Plan of Merger, dated as of June 9, 1999, by and among the Company, ACAC and Duck.

           m. "MetaVisual Registration Rights Agreement" means the Registration Rights Agreement, dated September 27, 1999, between the Company and the persons named therein.

           n. "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which any of the Holders notifies the Company of his intention to offer Registrable Securities.

           o. "Restricted Securities" shall mean the (i) the shares of the Common Stock held by the Holders, (ii) the shares of Common Stock issuable to the Warrantholders upon the exercise of the Warrants held by them and (iii) the shares of Common Stock issuable to the Holders of the Series A Preferred upon conversion of the Series A Preferred, in each case only to the extent the same have not been sold to the public. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement; in no event however shall the fact that such securities shall have become eligible for resale pursuant to Rule 144 terminate such securities as Restricted Securities under this Agreement (except to the extent set forth in Section 3.2), it the being intent of the parties to this Agreement that the restrictions imposed by Section 1 of this Agreement will continue to apply to such securities until such restrictions terminate by operation of the express provisions of this Agreement and not otherwise. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when (i) such securities shall have been otherwise transferred or disposed of, and
       (x) new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and (y) subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force or compliance with Rule 144, or (ii) such securities shall have ceased to be outstanding.

           p. "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

           q. "Sale" means any sale, transfer, assignment, pledge or other disposition; "Sell" means to sell, transfer, assign or otherwise dispose of; provided that for all purposes of Section 10 "Sale" and "Sell" shall have the particular meanings given them in Section 10.3.

           r. "Rule 145" shall mean Rule 145 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

           s. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

           t. "Series A Preferred" shall mean shares of the Company's Series A Preferred Stock, no par value.

           u.  "Series A Stockholder" mean a holder of Series A Preferred.

           v. "Stockholder" means a holder of record of shares of the Common Stock.

           w. "Term" means the period beginning on the date on which this Agreement has become effective pursuant to Section 12 and ending on December 20, 2000.

           x.  "Warrantholder" means a holder of record of Common Stock
       Warrants.

14. MISCELLANEOUS.

        14.1. AMENDMENTS. This Agreement may be amended only by a written instrument executed by (a) the Holders of 75% of the Restricted Securities which are parties to this Agreement and (b) the Company. Any such amendments shall be binding upon all Holders who have executed or assumed this Agreement.

        14.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

        14.3. NOTICES, ETC. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three business days thereafter or sent by prepaid air courier or
    (b) three business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, in the case of the Company to its address set forth in the initial paragraph of this Agreement or, in the case of the Holders, to their addresses as set forth in the Company's Stockholder list (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 14.3).

        14.4. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

        14.5. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law.

        14.6. JURISDICTION. Each of the Holders and the Company hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of any state or federal court located within the County of New York, State of New York, in connection with any, actions, suits or proceedings arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby. Each of the Company and Holders hereby waives any objection to venue in such jurisdiction, and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected as provided by Section 14.3.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written above.

                                                       THE COMPANY:
                                                       ON2.COM INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name: Daniel B. Miller
                                                            Title: President and Chief Executive
                                                                   Officer

                                                       THE HOLDERS:

                                                                       /s/ ERIC AMERES
                                                        ---------------------------------------------
                                                                         Eric Ameres

                                                                      /s/ JOHN GABRIEL
                                                        ---------------------------------------------
                                                                        John Gabriel

                                                                    /s/ DANIEL B. MILLER
                                                        ---------------------------------------------
                                                                      Daniel B. Miller

                                                                      /s/ EMILY HARROW
                                                        ---------------------------------------------
                                                                        Emily Harrow

                                                                       /s/ TIM MURPHY
                                                        ---------------------------------------------
                                                                         Tim Murphy

                                                                      /s/ DAVID SILVER
                                                        ---------------------------------------------
                                                                        David Silver

                                                                       /s/ FRAYA BERG
                                                        ---------------------------------------------
                                                                         Fraya Berg

                                                               /s/ PETER BERGER / JANE BERGER
                                                        ---------------------------------------------
                                                                 Peter Berger / Jane Berger

                                                                      /s/ ARTHUR HARROW
                                                        ---------------------------------------------
                                                                        Arthur Harrow

                                                                     /s/ ANDREW LANGSAM
                                                        ---------------------------------------------
                                                                       Andrew Langsam

                                                       EDELSON TECHNOLOGY PARTNERS III, L.P.

                                                       By:  /s/ HARRY EDELSON
                                                            -----------------------------------------
                                                            Name: Harry Edelson
                                                            Title: General Partner

                                                       THE TRAVELERS INSURANCE COMPANY

                                                       By:  /s/ JORDAN M. STITZER
                                                            -----------------------------------------
                                                            Name: Jordan M. Stitzer
                                                            Title: Vice President